UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 1, 2011, Standard Security Life Insurance Company of New York (“SSL”), an indirect wholly owned subsidiary of Independence Holding Company (“IHC”), entered into a Reinsurance Agreement (the “Agreement”) with First Security Benefit Life Insurance and Annuity Company of New York (“FSB”).  Subject to required regulatory approvals, under the Agreement, FSB will indemnify SSL for 100% of SSL’s obligations under a certain block of group annuity contracts.  This reinsurance arrangement is made in anticipation of FSB’s eventual assumption (novation) of such contracts, subject to any required policyholder consent.  In connection with the transaction, SSL will transfer approximately $144 million to a pledged custody account created by FSB, representing the assets required to be held under applicable insurance laws in connection with the contracts being reinsured and assumed under the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

/s/ Adam C. Vandervoort Adam C. Vandervoort Vice President, General Counsel and Secretary	Date:	December 7, 2011